Exhibit (2)(J)

CUSTODIAN AGREEMENT

THIS AGREEMENT is made as of the 1st day of June, 2006 by and between (i) MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP, a limited partnership organized under the laws of The State of Delaware, registered under the Investment Company Act of 1940, as amended (the “1940 Act”) with its principal place of business at One Tower Bridge, 100 Front Street, Suite 1100, West Conshohocken, Pennsylvania, U.S.A. (the “Fund”), and (ii) STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110, U.S.A. (the “Custodian”).

WITNESSETH:

WHEREAS, as described in a Private Placement Memorandum to be dated on or about June 1, 2006 (the “Memorandum”) and pursuant to the terms of that certain Amended and Restated Agreement of Limited Partnership, dated as of _______, 2006 (as the same may be amended, supplemented or otherwise modified from time to time, the “Partnership Agreement”), the Fund is offering on a continuous basis its limited partnership interests (“Interests”) to certain eligible investors and will invest the proceeds from such offering in pursuit of the investment objectives and in accordance with the restrictions set forth in the Memorandum; and

WHEREAS, pursuant to that certain Investment Advisory Agreement, dated as of April 28, 2005, between Morgan Stanley AIP GP LP (the “Investment Adviser”) and the Fund, the Fund has appointed the Investment Adviser to manage the investment and reinvestment of the assets of the Fund.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.	EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT.

The Fund hereby employs the Custodian as the custodian of the assets of the Fund, including securities which the Fund desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). The Fund agrees to deliver or cause to be delivered to the Custodian or a sub-custodian all investments and cash, all payments of interest, and payments of principal or capital distributions received by it with respect to all investments from time to time, and the cash consideration received by the Fund for Interests as may be issued or sold from time to time.

Each of the Fund and the Custodian agrees that the assets of the Fund may include uncertificated shares of or other interests in (collectively, “Underlying Interests”) (a) collective investment vehicles, whether in corporate, partnership or other legal form (collectively, “Underlying Funds”), including, but not limited to, inter alia, mutual fund shares, limited partnership interests, limited liability company interests and interests in non-registered hedge funds or (b) any private placement in equities (“Private Placements”, and together with “Underlying Funds”, “Underlying Investments”). Each of the Fund and the Custodian further agrees that the holding by the Custodian of confirmation statements which identify Underlying Investments as being recorded in the Custodian’s name for the benefit of the Fund or in a nominee name of the Custodian for the benefit of the Fund, shall be deemed to constitute the custody by the Custodian of such Underlying Investments for purposes of this Agreement.

The Custodian shall not be responsible for any property of the Fund not received or held by it or which it has been instructed to deliver to any third party and has so delivered in accordance with the terms of this Agreement.

Upon receipt of “Proper Instructions” (as such term is defined in Section 6 hereof), the Custodian shall from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Fund’s Board of Directors (the “Board”). The Custodian may employ as sub-custodian for the Fund’s foreign securities the foreign banking institutions and foreign depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian shall not be liable for losses arising from the bankruptcy, insolvency or receivership of any non-Affiliated sub-custodian. For purposes hereof, the term “Affiliate” shall mean an entity controlling, controlled by, or under common control with, the Custodian.

SECTION 2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN IN THE UNITED STATES.

SECTION 2.1 HOLDING INVESTMENTS. The Custodian shall hold and segregate for the account of the Fund all non-cash property, to be held by it in the United States, including all domestic investments owned by the Fund, other than (a) investments which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies (each, a “U.S. Securities System”); and (b) Underlying Interests which constitute Fund assets and are maintained with a Transfer Agent pursuant to Section 2.2. The Custodian shall identify on its books and records as belonging to the Fund the securities and other noncash property, as applicable, constituting Fund assets held by (a) the Custodian, its agents and subcustodians, (b) a Securities System or (c) a Transfer Agent in accordance with Section 2.2. To the extent that the Custodian or any of its subcustodians holds securities constituting the Fund assets in an omnibus account that is identified as belonging to the Custodian for the benefit of its customers, the records of the Custodian shall identify which of such securities constitute Fund assets.

SECTION 2.2	DEPOSIT AND MAINTENANCE OF UNDERLYING INTERESTS WITH TRANSFER AGENT.

Each of the Fund and the Custodian agree that the provisions of this Section 2.2 shall govern the custody of the Underlying Interests and that, to the extent there is a conflict between said provisions and the provisions of any other Section of this Agreement in respect of Underlying Interests, the terms of this Section 2.2 shall control.

Each of the Fund and the Custodian hereby acknowledges and agrees that notwithstanding the custody services to be provided by the Custodian to the Fund hereunder, the books and records maintained by the transfer agent, registrar, corporate secretary, general partner or other relevant third party service provider (each referred to herein as a “Transfer Agent”) of an Underlying Investment shall be dispositive as to the ownership of Underlying Interests in such Underlying Investment. Each of the Fund and the Custodian further acknowledges and agrees that the Custodian’s only responsibilities in respect of the Underlying Interests shall be limited to the following:

(i)	that, upon receipt of a confirmation or statement from a Transfer Agent that such Transfer Agent is holding or maintaining Underlying Interests in the name of the Custodian (or a nominee of the Custodian) for the benefit of the Fund, the Custodian shall (a) mark such holdings on its books and records and (b) identify by book-entry that the relevant Underlying Interests are being held by the Custodian (or a nominee thereof) for the benefit of the Fund;

(ii)	that, in respect of the purchase of Underlying Interests, upon receipt of Proper Instructions, the Custodian shall (a) pay out money from the assets of the Fund in furtherance of said purchase of Underlying Interests for the account of the Fund as directed by said Proper Instructions, and (b) record such payment from the account of the Fund on the books and records of the Custodian;

(iii)	that, in respect of the sale or redemption of Underlying Interests, upon receipt of Proper Instructions, the Custodian shall (a) transfer Underlying Interests redeemed for the account of the Fund in accordance with said Proper Instructions, and (b) record such transfer on the books and records of the Custodian and, upon the receipt of related proceeds, record the related payment for the account of the Fund on said books and records; and

(iv)	that, upon receipt of any subscription documentation for Underlying Interests of Underlying Investments, including manually-executed originals or copies thereof, (collectively, “Subscription Documents”) from the Fund, the Investment Adviser, any Transfer Agent or any other third party, the Custodian shall hold and segregate such Subscription Documents from its own property.

The Custodian shall not be liable to the Fund, the Investment Adviser or any other third-party for any loss, damage, claim, cost, expense or any other liability (collectively, “Losses”) suffered by the Fund, the Investment Adviser or any other third-party which results from the maintenance of an Underlying Investment’s books and records by a Transfer Agent, except to the extent such Losses result solely and directly from the fraud, negligence or willful misconduct of the Custodian or its agents.

The Custodian shall also not be responsible for any Subscription Documents (i) not received by the Custodian, its agents or its subcustodians, or (ii) delivered by or otherwise removed from the control of the Custodian, its agents or its subcustodians, pursuant to Proper Instructions (as defined in Section 6 hereof). For purposes of this paragraph, receipt of Subscription Documents by State Street Bank and Trust Company acting pursuant to a Registration Services Agreement with the Fund dated as of the date hereof (as amended from time to time) shall be deemed receipt of such Subscription Documents by the Custodian.

SECTION 2.3 DELIVERY OF INVESTMENTS. The Custodian shall release and deliver U.S. investments owned by the Fund held by the Custodian or in a U.S. Securities System account of the Custodian only upon receipt of Proper Instructions (as defined below), which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1)	Upon sale of such investments for the account of the Fund and receipt of payment therefor;

(2)	Upon the receipt of payment in connection with any repurchase agreement related to such investments entered into on behalf of the Fund;

(3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

(4)	To the depository agent, against a receipt, in connection with tender or other similar offers for portfolio investments of the Fund;

(5)	To the issuer thereof or its agent, against a receipt, when such investments are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(6)	To the issuer thereof, or its agent, against a receipt, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new investments are to be delivered to the Custodian;

(7)	Upon the sale of such investments for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such investments prior to receiving payment for such investments except as may arise from the Custodian’s own negligence or willful misconduct;

(8)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the investments of the issuer of such investments, or pursuant to provisions for conversion contained in such investments, or pursuant to any deposit agreement, against a receipt; provided that, in any such case, the new investments and cash, if any, are to be delivered to the Custodian;

(9)	In the case of warrants, rights or similar investments, the surrender thereof in the exercise of such warrants, rights or similar investments or the surrender of interim receipts or temporary investments for definitive investments; provided that, in any such case, the new investments and cash, if any, are concurrently delivered to the Custodian or against a receipt;

(10)	For delivery in connection with any loans of investments made on behalf of the Fund, but only against receipt of adequate forms of collateral as agreed upon from time to time by the Fund or its delegate, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system, the Custodian will not be held liable or responsible for the delivery of investments owned by the Fund prior to the receipt of such collateral;

(11)	For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets of the Fund, but only against receipt of amounts borrowed;

(12)	For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer which is a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

(13)	In connection with securities lending by the Fund;

(14)	For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund; and

(15)	For any other proper corporate purpose, but only upon receipt of Proper Instructions, specifying the investments to be delivered, and naming the person or persons to whom delivery of such investments shall be made.

SECTION 2.4 REGISTRATION OF INVESTMENTS. U.S. investments held by the Custodian (other than bearer investments) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All investments accepted by the Custodian on behalf of the Fund under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, the Fund directs the Custodian to maintain investments in “street name”, the Custodian shall utilize its best efforts only to timely collect income due to the Fund on such investments and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.5 BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of the Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the 1940 Act (as defined below). Funds held by the Custodian for the Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.6 COLLECTION OF INCOME. Subject to the provisions of Section 2.4, the Custodian shall collect on a timely basis all income and other payments with respect to United States investments held hereunder to which the Fund shall be entitled either by law or pursuant to custom in the investments business, and shall collect on a timely basis all income and other payments with respect to United States bearer investments if, on the date of payment by the issuer, such investments are held by the Custodian or its agent and shall credit such income, as collected, to the Fund’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on investments held hereunder. Income due on United States investments of the Fund loaned pursuant to the provisions of Section 2.3 (10) shall not be the responsibility of State Street Bank and Trust Company in its capacity as Custodian under this Agreement. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

SECTION 2.7 PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions from the Fund or the Investment Adviser, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of the Fund in the following cases only:

(1)

Upon the purchase of U.S. investments, including options, futures contracts or options on futures contracts, for the account of the Fund but only (a) against the delivery of such investments, including evidence of title to such options, futures contracts or options on futures contracts, to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad as a custodian and designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Fund or of the Custodian referred to in Section 2.4 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; or (c) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the investments either in certificated form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such investments or (ii) against delivery of the receipt evidencing purchase on behalf of the Fund of investments owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such investments from the Fund; or (d) for transfer to a time deposit account of the Fund in any bank, whether U.S. or foreign, or any savings and loan; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank or savings and loan pursuant to Proper Instructions as defined in Section 6;

(2)	In connection with conversion, exchange or surrender of investments owned by the Fund as set forth in Section 2.3 hereof;

(3)	For payment of the amount of dividends received in respect of investments sold short;

(4)	For the repurchase of Interests issued by the Fund as set forth in Section 5 hereof;

(5)	For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses thereof whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

(6)	For the purchase or sale of foreign exchange contracts for the account or accounts holding the Fund assets, including transactions executed with or through the Custodian, its agents or its subcustodians;

(7)	In connection with securities lending by the Fund;

(8)	For the payment of any distributions by the Fund declared in accordance with the Partnership Agreement; and

(9)	For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

SECTION 2.8 APPOINTMENT OF AGENTS. Upon prior written notice to the Fund, the Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. Notwithstanding the foregoing, each of the Fund and the Custodian hereby agree that no Transfer Agent will be deemed to be an agent or a subcustodian of the Custodian for purposes of this Section 2.8 or for any other provision of this Agreement.

SECTION 2.9 DEPOSIT OF INVESTMENTS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain U.S. investments owned by the Fund in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and only to the extent applicable and subject to the following provisions:

(1)	The Custodian may keep U.S. investments of the Fund in a U.S. Securities System provided that such investments are represented in an account (“Account”) of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(2)	The records of the Custodian with respect to U.S. investments of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those investments belonging to the Fund;

(3)	The Custodian shall pay for U.S. investments purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such investments have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer U.S. investments sold for the account of the Fund upon (x) receipt of advice from the U.S. Securities System that payment for such investments has been transferred to the Account, and (y) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of U.S. investments for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day’s transactions in the U.S. Securities System for the account of the Fund;

(4)	The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control and procedures for safeguarding U.S. investments deposited in the U.S. Securities System.

SECTION 2.10 SEGREGATED ACCOUNT. The Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts shall be transferred cash and/or investments, (i) in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer which is a member of the NASD (or any Futures Commission Merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government investments in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund or short-sales, (iii) for the purpose of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”) or interpretive opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, and (iv) for other proper corporate purposes.

SECTION 2.11 OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to U.S. investments of the Fund held by it and in connection with transfers of such investments.

SECTION 2.12 PROXIES. The Custodian will act in accordance with Proper Instructions with regard to proxies, consent solicitations and other similar solicitations received by the Custodian from its agents or its subcustodians or from issuers of the securities being held as Fund assets hereunder. In the absence of such Proper Instructions, or in the event that such Proper Instructions are not received in a timely fashion, the Custodian shall be under no duty to act with regard to such proxies.

SECTION 2.13 COMMUNICATIONS RELATING TO FUND INVESTMENTS. Subject to the provisions of Section 2.4, the Custodian shall transmit promptly to the Fund all written information (or a synopsis thereof) (including, without limitation, pendency of calls and maturities of U.S. investments and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the U.S. investments being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information (or a synopsis thereof) received by the Custodian from issuers of the U.S. investments whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian by Proper Instructions at least three (3) business days prior to the date on which the Custodian is to take action to exercise such right or power. Notwithstanding the foregoing, Custodian agrees to use commercially reasonable efforts to effectuate the exercise of any such tender, exchange or other right or power in connection with such securities or other property held by it as Fund assets even if the Fund has not provided the Custodian with Proper Instructions in a timely fashion pursuant to the preceding sentence; provided, however, that no such efforts will be required if the Custodian or its agents or subcustodians are not in actual possession of such securities or property, and provided, further, that, the failure of such efforts to effect the exercise of any such right or power shall not result in liability to the Custodian.

SECTION 3.	PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1. DEFINITIONS. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager of the Fund.

3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the Fund’s assets, which list of

Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of the Fund with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Fund with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

(a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

(b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine in good faith that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager satisfies the requirements of Rule 17f-5(c)(2).

(c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the

Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Fund.

3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Fund described in this Section 3.2 after the occurrence of the material change.

3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Fund.

3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board’s delegation to the Custodian as Foreign Custody Manager of the Fund shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Fund with respect to designated countries.

SECTION 3.3 ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES

SECTION 4.1 DEFINITIONS. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Fund the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Fund, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Fund which are maintained in such account shall identify those securities as belonging to the Fund and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

SECTION 4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Fund held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)	upon the sale of such foreign securities for the Fund in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Fund;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)	to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)	to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vii)	for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)	in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	for delivery as security in connection with any borrowing by the Fund requiring a pledge of assets by the Fund;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)	for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2. PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Fund in the following cases only:

(i)	upon the purchase of foreign securities for the Fund, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Fund;

(iii)	for the payment of any expense or liability of the Fund, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Fund, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)	For any other proper purpose, but only upon receipt of Proper Instructions, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Fund and delivery of Foreign Assets maintained for the account of the Fund may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

SECTION 4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Fund under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

In accordance with the laws of The Commonwealth of Massachusetts, United States of America, the Custodian shall not be required to repay any deposit made at a non-U.S. branch of the Custodian or any deposit made with the Custodian and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a de facto or a de jure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch in order to prevent, in the reasonable judgment of the Custodian, harm to the employees or property of the Custodian.

The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of the Custodian. The Custodian shall repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist. All currency transactions are subject to the exchange control regulations of the United States, the laws of the country of the currency or the laws of the branch where the account is maintained.

SECTION 4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Fund shall be entitled and shall credit such income, as collected, to the Fund. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

SECTION 4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Fund (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Fund at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

SECTION 4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At the Fund’s election, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11 TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

SECTION 4.12. LIABILITY OF CUSTODIAN. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care. Notwithstanding the foregoing, each of the Fund and the Custodian hereby agree that no Transfer Agent will be deemed to be an agent of the Custodian or a Foreign Sub-Custodian for purposes of this Section 4.12 or for any other provision of this Agreement.

SECTION 5.	PAYMENTS FOR REPURCHASES AND SALES OF INTERESTS OF THE FUND.

The Custodian shall, upon receipt of Proper Instructions from the Fund, from such funds as may be available for the purpose, make funds available to the Fund at an account of the Fund for payment to holders of Interests who have delivered to the Fund a request for repurchase of their Interests.

SECTION 6.	PROPER INSTRUCTIONS.

Except as otherwise set forth in this Section 6, Proper Instructions as used herein means a writing signed or initialed on behalf of the Fund or the Investment Adviser or by one or more person or persons as the Fund or the Investment Adviser, as the case may be, shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund or the Investment Adviser, as the case may be, shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Fund accompanied by a detailed description of procedures approved by the Fund, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that each of the Fund and the Custodian is satisfied that such procedures afford adequate safeguards for the Fund’s assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.10. The Custodian shall have no obligation to determine if any Proper Instructions received by it from the Fund or the Investment Adviser, as the case may be, or any action taken by it in accordance therewith comply with the investment policies, restrictions or guidelines applicable to the Fund or any other term or condition of the Memorandum or Partnership Agreement.

SECTION 7.	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY.

The Custodian may in its discretion, without express authority from the Fund:

(1)	make payments to others for minor transactional expenses of handling investments or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund;

(2)	surrender investments in temporary form for investments in definitive form;

(3)	endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

(4)	in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the investments and property of the Fund except as otherwise directed by the Fund.

SECTION 8.	EVIDENCE OF AUTHORITY.

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Fund or the Investment Adviser. The Custodian may receive and accept a certified copy of an instruction of the Fund or the Investment Adviser, as the case may be, as conclusive evidence (a) of the authority of any person to act in accordance with such instruction or (b) of any determination or of any action by said party, in each case as described in such instruction and such instruction may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME.

The Custodian shall cooperate fully with and supply information reasonably requested to the entity or entities appointed by the Fund to keep the books of account of the Fund and/or compute the Net Asset Value of the Fund’s assets in accordance with the Memorandum.

SECTION 10.	RECORDS.

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of Securities owned by the Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

SECTION 11.	OPINION OF FUND’S INDEPENDENT ACCOUNTANT.

The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-2 and Form N-SAR or other reports to the SEC, as applicable, and with respect to any other requirements thereof.

SECTION 12.	COMPENSATION OF CUSTODIAN.

The Custodian shall be entitled to reasonable compensation for its services as Custodian, as agreed upon from time to time between the Fund and the Custodian. In addition, the Fund shall reimburse the Custodian for its reasonable documented expenses.

SECTION 13.	RESPONSIBILITY OF CUSTODIAN; SECURITY INTEREST.

13.1 STANDARD OF CARE.

The Custodian shall at all times exercise reasonable care and act in good faith in the performance of its duties hereunder, taking into account the laws, customs, and facts and circumstances prevailing in the jurisdictions in which the Fund elects to invest; provided, however, that the Custodian shall not be liable to the Fund for any loss, damage, claim, cost, expense or other liability arising under or in connection with this Agreement unless caused by the Custodian’s own fraud, negligence, bad faith or willful misconduct in the discharge of its duties hereunder. The Custodian shall be responsible for the performance of only such duties that are expressly set forth in this Agreement, as the same are carried out in accordance with what the Custodian reasonably believes to be local market practice or otherwise in accordance with its operating policies and procedures, and, except as otherwise expressly set forth herein with respect to the Custodian’s subcustodians or agents, shall have no responsibility for the acts or omissions or any other person, including, without limitation, third parties. The Custodian shall use commercially reasonable efforts to inform the Fund promptly in the event that compliance with the Custodian’s own operating policies and procedures has a material, adverse impact on the Custodian’s provision of services hereunder. The Custodian shall not be responsible for the title, validity or genuineness, including good deliverable form, of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or instrument reasonably believed by it to be genuine and to be signed or otherwise given by the proper party or parties.

13.2 INDEMNIFICATION.

The Custodian shall be kept indemnified by and shall be without liability to the Fund or the Fund assets for any and all losses, damages, claims, costs, actions, liabilities, suits, proceedings or expenses (including reasonable attorney’s fees and disbursements) (each an “Indemnifiable Loss”) which may arise in connection with the property held hereunder or otherwise in connection with this Agreement, including, without limitation, any Indemnifiable

Loss suffered or incurred as a result of (i) the acts or omissions of the Fund or any third party, including any Transfer Agent, whose data or services, including records, reports and other information, the Custodian must rely upon in performing its duties hereunder, or (ii) acting upon any Proper Instructions reasonably believed by it to have been duly authorized by the Fund or any other Authorized Person, provided any such Indemnifiable Loss has not arisen out of the Custodian’s own fraud, negligence or willful misconduct.

13.3 LIMITATION OF LIABILITY.

Without prejudice to the generality of the foregoing, except as may arise from the Custodian’s own fraud, negligence or willful misconduct, or the fraud, negligence, or willful misconduct of the Custodian’s subcustodians or agents, the Custodian shall be without liability to the Fund or the Fund assets for any loss, damage, claim, cost, expense or other liability resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any such party, including without limitation, acts of war or terrorism, governmental or quasi-governmental actions, including the suspension of trading or the suspension of foreign exchange, interruptions of telecommunications or other utilities and other force majeure events; (ii) errors by the Fund or any Authorized Person (as applicable) in its instructions to the Custodian; (iii) the failure of the Fund or any Authorized Person (as applicable) to adhere to the Custodian’s operational policies and procedures to the extent that such policies and procedures have been communicated in writing to the Fund, the Investment Adviser, or any Authorized Person, as applicable; (iv) any acts, omissions or insolvency of a Securities System or Transfer Agent; (v) any delay or failure of any broker, agent, intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian’s subcustodian or agent securities purchased or in the remittance of payment made in connection with the securities sold; (vi) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, or the Custodian’s subcustodians, nominees or agents, or any consequential damages or losses arising out of such delay or failure to transfer such securities including, without limitation, non-receipt of bonus, dividends and rights and other accretions of benefits; or (vii) any delays or inability to perform its duties resulting from disorder in market infrastructure with respect to any particular security or Securities System. The Custodian shall be entitled to rely on, and may act upon, advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall be without liability to the Fund for any loss, liability claim or expense resulting from or caused by (a) anything which is part of Country Risk (as defined in Section 3 hereof), including, without limitation, nationalization, expropriation, currency restrictions, or acts of war, revolution or terrorism and/or (b) the acts or omissions of any Transfer Agent. The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

13.4 CONFLICTING CLAIMS.

In the event of any dispute or conflicting claims by any person or persons with respect to securities or other property held as Fund assets, the Custodian shall be entitled to refuse to act until either: (a) such dispute or conflicting claim shall have been finally determined by a court of competent jurisdiction or settled by agreement between conflicting parties, and the Custodian shall have received written evidence satisfactory to it of such determination or agreement; or (b) the Custodian shall have received an indemnity, security or both, satisfactory to it and sufficient to hold it harmless from and against any and all loss, liability and expense which the Custodian may incur as a result of its actions.

13.5 THIRD-PARTY INFORMATION.

The Fund and any third party agents including, without limitation, any Transfer Agent, (each, a “Third Party Agent”) from which the Custodian shall receive or obtain certain records, reports and other data in connection with the services provided hereunder are solely responsible for the contents of such information, including, without limitation, the accuracy thereof. The Custodian shall have no responsibility to review, confirm or otherwise assume any duty with respect to the accuracy or completeness of any such information and shall be without liability for any loss, damage, claim, cost, expense or other liability suffered by the Fund, the Fund assets or any other party as a result of the Custodian’s reasonable reliance on and utilization of such information.

13.6 LEGAL AND REGULATORY COMPLIANCE.

The Custodian shall have no obligation to review, monitor or otherwise ensure compliance by the Fund with (i) any law, regulation, policy, restriction or guideline applicable to the Fund or the Fund assets, (ii) any term, restriction or guideline set forth in the Memorandum or Partnership Agreement; or (iii) any term or condition of any agreement between the Fund and any third party.

13.7 RESPONSIBILITY FOR PROPERTY HELD BY SUBCUSTODIANS AND AGENTS.

The Custodian shall have the same (and no more or less) responsibility to the Fund or the Fund assets on account of any actions or omissions of any sub-custodian so employed than any such subcustodian has to the Custodian or agent. Notwithstanding the foregoing or any other provision of this Agreement, the Fund acknowledges and agrees that the Custodian shall not be liable to the Fund, the Fund assets or any other party for any loss, damage, claim, cost, expense or other liability arising from the bankruptcy, insolvency or receivership of any Non-Affiliated subcustodian or agent. For purposes of this paragraph, the term “Affiliated” shall mean any entity controlling, controlled by or under common control with, the Custodian. The Fund further acknowledges and agrees that Transfer Agents shall not be deemed to be subcustodians or agents of the Custodian for purposes of this Section 13.7 or for any other provision of this Agreement.

13.8 RESPONSIBILITY AND LIABILITY FOR PAST RECORDS.

The Custodian shall have no liability in respect of any loss, damage, claim, cost, expense or other liability suffered by the Fund insofar as such loss, damage, claim, cost expense or other liability arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for the Fund by entities other than the Custodian prior to the Custodian’s appointment as custodian for the Fund and the Fund assets.

13.9 INDIRECT, SPECIAL AND CONSEQUENTIAL DAMAGES.

Notwithstanding anything to the contrary in this Agreement, each of the Fund and Custodian hereby agrees that in no event shall the Custodian be liable for indirect, special or consequential damages, or for any damages of a similar nature.

13.10 SECURITY INTEREST.

To secure the due and punctual payment of all liabilities, whether actual or contingent (“Liabilities”), of the Fund to the Custodian now or hereafter arising or incurred under or in connection with this Agreement, the Fund hereby grants to the Custodian a security interest in (i) all of the Fund’s cash, deposit accounts, securities and other investment property, and other assets, whether now existing or hereafter acquired or created, in the possession or under the control of any of the Custodian and its agents, affiliates and subcustodians and (ii) any and all proceeds of any thereof (collectively, the “Collateral”). The Liabilities include, without limitation, (a) the obligations of the Fund to the Custodian in relation to any advance of cash or securities for any purpose; (b) the obligations of the Fund to the Custodian (in its capacity as foreign exchange provider or otherwise) in relation to any spot or forward foreign exchange contracts or any other foreign exchange contract or facility entered into with the Fund; and (c) the obligations of the Fund to reimburse the Custodian for any taxes, interest, charges, expense, assessments, or other liabilities that may be assessed against or imposed on the Custodian under or in connection with this Agreement, except such Liabilities as may arise from the Custodian’s own fraud, negligence or willful misconduct in the performance of its duties hereunder.

In the event that the Fund fails to satisfy any of the Liabilities as and when due and payable, the Custodian shall have in respect of the Collateral, in addition to all other rights and remedies arising hereunder or under applicable law, the rights and remedies of a secured party under the Uniform Commercial Code of The Commonwealth of Massachusetts. Without prejudice to the Custodian’s rights under applicable law, the Custodian shall be entitled, without notice to the Fund, to withhold delivery of any Collateral, sell or otherwise realize any such Collateral and to apply the money or other proceeds and any other monies credited to the cash accounts in satisfaction of such Liabilities. The Fund acknowledges that, in the Custodian exercising any such rights or remedies against any of the Collateral, it will be commercially reasonable for the Custodian (i) to accelerate or cause the acceleration of the maturity of any fixed term deposits comprised in the Collateral and (ii) to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

SECTION 14.	REPRESENTATIONS AND WARRANTIES AND COVENANTS.

14.1 REPRESENTATIONS AND WARRANTIES AND COVENANTS OF THE FUND.

The Fund represents and warrants and covenants, as applicable, to the Custodian that:

(a)	The Fund has the power to enter into and perform its obligations under this Agreement, and the Fund has duly executed this Agreement for and on behalf of the Fund so as to constitute valid and binding obligations of the Fund;

(b)	The Fund has the power pursuant to its constitutive documents, and any related laws and regulations:

(i) to enter into this Agreement;

(ii) to grant to the Custodian the rights against Fund assets (including, without limitation, the security interests, liens and rights of set-off referred to in Section 13.10) in connection with the obligations of the Fund; and

(iii) to carry out its obligations hereunder;

(c)	In giving any instructions, which purport to be “Proper Instructions” under this Agreement, the Fund will act, and will cause any agent appointed by it to act, in accordance with any relevant terms, restrictions, guidelines and/or provisions contained in the Memorandum or the Partnership Agreement;

(d)	The Fund, will disclose to the Custodian such information, including, but not limited to, information concerning the Fund and the Fund assets, as reasonably required by the Custodian for the performance of its duties as the Custodian of the Fund assets, or as required by applicable law or legal process; and

(e)	The Fund is an investment company registered under the 1940 Act and will continue to be a registered investment company under the 1940 Act for the term of this Agreement.

The Fund shall be deemed to repeat each of the foregoing representations and warranties on each date on which the Fund (or any of its agents) gives instructions to the Custodian (including, without limitation, instructions in relation to any foreign exchange transaction).

14.2 ADDITIONAL COVENANTS OF FUND.

The Fund shall, as and when reasonably requested by the Custodian, provide the Custodian with evidence satisfactory to the Custodian that the warranties set out in Sections 14.1(a) and 14.1(b) are true and correct.

14.3 REPRESENTATIONS AND WARRANTIES OF CUSTODIAN.

The Custodian represents and warrants to the Fund that:

(a)	the Custodian has the power under its charter to enter into and perform its obligations under this Agreement; and

(b)	the Custodian has duly executed this Agreement so as to constitute valid and binding obligations of the Custodian.

14.4 ADDITIONAL COVENANTS OF CUSTODIAN.

The Custodian shall, as and when reasonably requested by the Fund, provide the Fund with evidence satisfactory to the Fund that the warranties set out in Sections 14.3(a) and 14.3(b) are true and correct.

SECTION 15.	DATA ACCESS SERVICES ADDENDUM

The Data Access Services Addendum to this Agreement shall be incorporated by reference into this Agreement. The Fund acknowledges that the data and information it will be accessing from the Custodian is unaudited and may not be accurate due to inaccurate pricing of securities, delays of a day or more in updating the account and other causes for which the Custodian will not be liable to the Fund.

SECTION 16.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT.

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party such termination to take effect, in the case of a termination by the Fund, not sooner than thirty (30) days after the date of such delivery or mailing, and, in the case of a termination by the Custodian, not sooner than ninety (90) days after the date of such delivery or mailings.

Upon termination of the Agreement, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

SECTION 17.	SUCCESSOR CUSTODIAN.

If a successor custodian for the Fund shall be appointed by the Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all investments of the Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the investments of the Fund held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a instruction of the Fund, deliver at the office of the Fund such investments, funds and other properties in accordance with such instruction.

In the event that no written order designating a successor custodian or certified copy of an instruction of the Fund shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a bank doing business in Boston, Massachusetts, or New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than U.S.$1.0 billion, all investments, funds and other properties held by the Custodian on behalf of the Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of the Fund and to transfer to an account of such successor custodian all of the investments of the Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that investments, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the instruction referred to or of the Fund to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such investments, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 18.	INTERPRETIVE AND ADDITIONAL PROVISIONS.

In connection with the operation of this Agreement, the Custodian and the Fund, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 19.	MASSACHUSETTS LAW TO APPLY.

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 20.	PRIOR AGREEMENTS.

This Agreement supersedes and terminates, as of the date hereof, all prior contracts between the Fund and the Custodian relating to the custody of the Fund’s assets.

SECTION 21.	ASSIGNMENT.

This Agreement may not be assigned by the Custodian without the written consent of the Fund.

SECTION 22.	CONFIDENTIALITY.

None of the parties hereto shall, unless compelled to do so by (i) any court of competent jurisdiction, (ii) any other relevant governmental or regulatory authority or (iii) otherwise by applicable law or regulation, either before or after the termination of this Agreement, disclose to any person not authorized by the relevant party to receive the same any information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

SECTION 23.	NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Fund:	MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, PA 19428-2881

Attention: Noel Langlois

Telephone:     610-260-7600

Telecopy:       212-507-8518

With a copy to:	MORGAN STANLEY AIP GP LP

One Tower Bridge

100 Front Street, Suite 1100

West Conshohocken, PA 19428-2881

Attention: Noel Langlois

Telephone:     610-260-7600

Telecopy:       212-507-8518

To the Custodian:	STATE STREET BANK AND TRUST COMPANY

c/o State Street Fund Services Toronto, Inc.

30 Adelaide Street East

Toronto, Ontario M5C3G6

Canada

Attention: Vice President, Investor Services (Offshore)

Telephone:     (416) 362-1100

Telecopy:       (416) 681-6996

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 24.	SHAREHOLDER COMMUNICATIONS.

Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether it authorizes the Custodian to provide the Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If the Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether the Fund consents or objects by checking one of the alternatives below.

YES	☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO	☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the day and year first written above.

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP

BY:	MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP, ITS GENERAL PARTNER

BY:	MORGAN STANLEY AIP GP LP, ITS GENERAL PARTNER

BY:	MORGAN STANLEY ALTERNATIVE INVESTMENTS INC., its general partner

By:
Name: Jacqueline Dentner
Title: Vice President

STATE STREET BANK AND TRUST COMPANY

By:
Name: Joseph L. Hooley
Title: Executive Vice President

INCUMBENCY CERTIFICATE

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP (the “Partnership”), acting through its general partner, MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP, hereby certifies, through the duly authorized person(s) whose signature(s) appear below, that the persons whose names appear below are authorized to act on behalf of the Fund, including the authorization to give Proper Instructions, with respect to the Custodian Agreement between the Fund and STATE STREET BANK AND TRUST COMPANY (the “Custodian”) dated as of June 1, 2006. The Fund further certifies that the true signature of each such person is set forth below opposite his name, and that the Custodian may rely upon this certificate until such time as it receives another certificate bearing a later date.

NAME	SIGNATURE

MORGAN STANLEY INSTITUTIONAL FUND OF HEDGE FUNDS II LP

BY:	MORGAN STANLEY ALTERNATIVE INVESTMENT PARTNERS LP, ITS GENERAL PARTNER
BY:	MORGAN STANLEY AIP GP LP, ITS GENERAL PARTNER
BY:	MORGAN STANLEY ALTERNATIVE INVESTMENTS INC., its general partner

BY:
Name: Jacqueline Dentner
Title: Vice President

DATE: June 1, 2006